UCSD Case No. SD2002-180

AMENDMENT NO.1 TO THE
LICENSE AGREEMENT
EFFECTIVE MARCH 12, 2003
BETWEEN OCUSENSE INC.
AND
THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
FOR
INVENTION DOCKET NO. SD2002-180
"VOLUME INDEPENDENT TEAR FILM OSMOMETER"

This amendment to the agreement (this "Amendment") is made by and between OcuSense Inc. located at 1820 Holmby Avenue #4, Los Angeles, California 90025 ("OCUSENSE") and The Regents Of The University Of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 ("University"), as represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer & Intellectual Property Services, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 ("UCSD").

When signed by both parties, this Amendment is effective as of the date of the last signature below ("Effective Date").

Whereas, OCUSENSE and University entered into a license agreement for the UCSD Case cited above, UC Control No. 2003-03-0433, effective March 12, 2003 ("Agreement");

Whereas, OCUSENSE and University wish to amend the Agreement to include certain corrections and modifications.

NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties amend the Agreement as follows:

1. Section 1.5 of the Agreement is hereby amended in its entirety to read as follows:

1.5          "Patent Rights" means any of the following: the US provisional patent application
(Serial No. 60/401,432 titled "Volume Independent Tear Film Osmometer") disclosing and claiming the Invention, filed by Inventor on or about August 6, 2002 and assigned to UNIVERSITY; and any conversions or utility patent applications claiming priority to the provisional patent application, including U.S. patent application Serial No. 10/400,617 filed on or about March 25, 2003, and any continuing applications of such conversion or utility patent applications including reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entirely supported in the specification and entitled to the priority date of the parent application); and any corresponding foreign applications or patents, including PCT Application No. PCT/US03/09553PCT filed on or about March 25, 2003; and all patents filed by UNIVERSITY having claims which are supported by specifications of such provisional and utility applications.

2. Section 5.2 of the Agreement is hereby amended in its entirety to read as follows:

 5.2 Patent Infringement.

(a)
If LICENSEE learns of any substantial infringement of Patent Rights, LICENSEE shall so inform UNIVERSITY and provide UNIVERSITY with reasonable evidence of the infringement, and UNIVERSITY hereby agrees to take no action for at least ninety (90) days thereafter. If UNIVERSITY, to the extent of the actual knowledge of the Licensing Officer responsible for administration of the Agreement, learns of any substantial infringement of Patent Rights, UNIVERSITY shall so inform LICENSEE and provide LICENSEE with reasonable evidence of the infringement, and LICENSEE hereby agrees to take no action for at least ninety (90) days thereafter. Neither party shall notify a third party of the infringement of Patent Rights without the consent of the other party. Both parties shall use reasonable efforts and cooperation to terminate infringement without litigation.

(b)
If infringing activity of potential commercial significance by the infringer has not been abated within ninety (90) days following the date notice of such infringing activity is given to the other party pursuant to 5.2(a) above, the LICENSEE shall have the first right to institute suit for patent infringement against the infringer. UNIVERSITY may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of the Licensee's suit or any judgment rendered in that suit. The LICENSEE may not join UNIVERSITY in a suit initiated by the LICENSEE without UNIVERSITY's prior written consent, provided, however, that if UNIVERSITY is determined by a court to be a necessary or required party in any such suit, then no consent shall be required. If, in a suit initiated by the LICENSEE, UNIVERSITY is involuntarily joined other than by the LICENSEE, or if UNIVERSITY is joined because it is deemed to be a necessary or required party, the LICENSEE will pay any costs incurred by UNIVERSITY arising out of such suit, including but not limited to, any reasonable legal fees of counsel that UNIVERSITY selects and retains to represent it in the suit.

(c)
Subject to the immediately following sentence, recoveries from actions brought by LICENSEE pursuant to Paragraph 5.2(b) shall belong to the LICENSEE, provided, however, that the amount such recoveries exceed LICENSEE's expenses (and UNIVERSITY's expenses if it voluntarily joins such suit, in which case UNIVERSITY shall be reimbursed its expenses if such expenses are not otherwise awarded to UNIVERSITY) for such actions (the "Net Award") shall be (i) subject to the royalty in Paragraph 3.1(g) above if the Net Award of any such recovery is considered to be the recovery of LICENSEE's "Net Profits" that were lost due to the infringing activity or if the court does not specify how the amount of recovery was calculated, and such recovery includes the royalties that would have been paid to UNIVERSITY, for cases in which the UNIVERSITY is not a party, or (ii) subject to the sublicensing royalties in Paragraph 3.l(e) or 3.l(f) above as may be appropriate if the Net Award is considered to be "royalties" payable to LICENSEE as if in a LICENSEE-Sublicensee relationship, for all cases whether or not UNIVERSITY is a party, or (iii) to the extent the immediately preceding subparagraph (ii) does not apply, shared proportionately according to costs borne by each party if the UNIVERSITY voluntarily joins or is involuntarily joined as a party, provided, however, that in this scenario, UNIVERSITY shall receive a minimum of 5% of the Net Award if the UNIVERSITY is not otherwise awarded the royalties that would have been paid to UNIVERSITY. In a LICENSEE initiated suit to which the UNIVERSITY is a party (whether voluntarily or involuntarily), enhanced damages, i.e. damages assessed against the infringer(s) as a penalty, such as trebling of damages for willful infringement should be shared 50/50 between the LICENSEE and the UNIVERSITY after all expenses for each party have been paid or reimbursed. If LICENSEE has not initiated any action to abate the infringing activity within ninety (90) days after the expiration of the ninety (90) days after notice of such infringing activity is given to the other party pursuant to 5.2(a) above, then UNIVERSITY shall have the right to bring such suit, and recoveries from such actions brought by UNIVERSITY shall belong entirely to UNIVERSITY.

(d)
Each party shall cooperate with the other in litigation proceedings at the expense of the party bringing suit. Litigation shall be controlled by the party bringing the suit, except that UNIVERSITY may be represented by counsel of its choice in any suit brought by LICENSEE.

Except as amended and set forth above, the Agreement shall continue in full force and effect.

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, and all of which together shall constitute one instrument.

If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

This Amendment, together with the Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the License Agreement.

OCUSENSE INC.                                                                                                                                                                             THE REGENTS OF THE
                                                                                                                                                                                                            UNIVERSITY OF CALIFORNIA:

BY: /s/ Eric Donsky                                                                                                                                                                         BY: /s/ Alan S. Paau
      __________________                                                                                                                                                                   ____________________
      (Signature)                                                                                                                                                                                          (Signature)

Name: Eric Donsky                                                                                                                                                                          Name: Alan S. Paau
Title: CEO                                                                                                                                                                                          Title: Assistant Vice Chancellor
                                                                                                                                                                                                            Technology Transfer & Intellectual
                                                                                                                                                                                                            Property Services

Date 6/9/03                                                                                                                                                                                        Date 6/2/03